KNIGHTSBRIDGE
SHIPPING LIMITED

Q3 2014 Results

www.knightsbridgeshipping.com

21 November 2014

Forward looking statements

The statements contained in this presentation that are not purely historical are forward-looking statements. The forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies regarding the future of Knightsbridge Shipping Ltd. ("Knightsbridge"), Golden Ocean Group Limited ("Golden Ocean") and the shipping market in general. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "possible", "potential", "predict", "project", "forecast", "should", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this presentation may include, for example, statements about: the shipping markets, sources of and demand for drybulk and other shipping cargo, and the performance of the shipping markets and the Chinese and global economy.
The forward-looking statements contained in this presentation are based on the current expectations and beliefs of Knightsbridge concerning future developments and their potential effects on Knightsbridge, Golden Ocean, the shipping markets and factors affecting supply and demand for drybulk and other shipping cargo, including, among other things, the expected merger between Golden Ocean and Knightsbridge. All statements and information in this presentation relating to the merger and the resulting combined company are based on the anticipated effectuation of the merger, which is subject to certain conditions precedent. There can be no assurance that future developments affecting any of them will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Golden Ocean's or Knightsbridge's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of Knightsbridge's assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither Knightsbridge nor Golden Ocean undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Important Information For Investors And Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between Golden Ocean Group Limited ("Golden Ocean") and Knightsbridge Shipping Limited ("Knightsbridge"), Knightsbridge will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a registration statement of Knightsbridge on Form F-4 that will include a joint proxy statement of Golden Ocean and Knightsbridge that also constitutes a prospectus of Knightsbridge, and the joint proxy statement/prospectus will be mailed to shareholders of Golden Ocean and Knightsbridge. INVESTORS AND SECURITY HOLDERS OF GOLDEN OCEAN AND KNIGHTSBRIDGE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with or furnished to the SEC by Knightsbridge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with or furnished to the SEC by Knightsbridge will be available free of charge on Knightsbridge's website at http://www.knightsbridgeshipping.com. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with or furnished to the SEC when they become available.

Highlights

Q3 2014	Q2 2014
Net Income (million)	-$6,17	$6,28
EPS	-$0,11	$0,14
EBITDA* (million)	$1,20	$10,5
EBITDA per share*	$0,02	$0,24
Cash distribution per share	$0,05	$0,20

*EBITDA refers to continuing operations.
Please see Q3 Press Release for details

Net Income (-loss)
million
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
-$8
-6
6
11
-4
3
1
-1
-7
Q3
Q2
Q1
2014
2013
FY
Q4
Q3
Q2
Q1
2013

Per share ($)
$ 0,80
$ 0,60
$ 0,40
$ 0,20
$ 0,00
-$ 0,20
-$ 0,40
-$0,11
$0,05
$0,14
$0,20
$0,35
$0,20
-$0,16
$0,70
$0,10
$0,175
$0,04
$0,175
-$0,04
$0,175
-$0,28
$0,175
Q3
Q2
Q1
2014
2013
FY
Q4
Q3
Q2
Q1
2013
EPS ($)
Dividend declared per share ($)

Profit & Loss

2013 Jul-Sept	2014 Jul-sept	INCOME STATEMENT (in thousands of $)	2014 ]an-Sept	2013 ]an-Sept	2013 ]an-Dec
9,950	19,336	Operating revenues	60,034	24,079	37,546
		Operating expenses
2,232	11,257	Voyage expenses	18,499	3,884	6,809
2,022	6,598	Ship operating expenses	12,955	5,854	7,897
1,014	533	Administrative expenses	3,012	3,429	4,937
2,792	5,574	Depreciation	11,966	8,286	11,079
8,060	23,962	Total operating expenses	46,432	21,453	30,722
1,890	(4,626)	Net operating income	13,602	2,626	6,824
		Other income (expenses)
6	3	Interest income	13	35	41
(682)	(1,268)	Interest expenses	(2,023)	(2,235)	(2,827)
(113)	(246)	Other financial items	(501)	(379)	(508)
(789)	(1,511)	Total other expenses	(2,511)	(2,579)	(3,294)
1,101	(6,137)	Net income (loss) from continuing operations	11,091	47	3,530
(93)	(30)	Net (loss) income from discontinued operations	(258)	(6,961)	(7,433)
1,008	(6,167)	Net (loss) income	10,833	(6,914)	(3,903)
0.04	(0.11)	Basic earnings (loss) per share from continuing operations ($)	0.26	0.002	0.14
(0.004)	-	Basic loss per share from discontinued operations($)	(0.01)	(0.28)	(0.29)
0.04	(0.11)	Basic earnings (loss) per share($)	0.25	(0.28)	(0.15)

Income on T/C basis and Opex

		2014		2013	2013
	Q3	Q2	Q1	FY	Q4	Q3	Q2	Q1
TCE Earnings Capesize ($ per day per vessel)	10,200	15,000	25,200	21,100	28,600	21,000	16,900	17,900

Ship operating expenses Capesize ($ per day per vessel excl drydock)	5,500	5,900	5,400	5,200	5,300	5,100	5,100	5,200

Balance Sheet

(in thousands of $)	2014 Sept 30	2013 Sept 30	2013 Dec 31
ASSETS
Short term
Cash and cash equivalents	96,182	57,340	98,250
Other Current assets	16,887	7,462	6,491
Long term
Restricted cash	15,000	15,000	15,000
Vessels net	727,860	265,540	262,747
NewbuiIdings	345,704	15,590	26,706
Deferred charges	3,752	782	664
Total assets	1,205,385	361,714	409,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Short term
Current portion of long-term debt	14,209	-	-
Other current liabilities	16,895	8,234	7,417
Long term
Long term debt	290,791	95,000	95,000
Other long term liabilites	-	-	-
Stockholders' equity	883,490	258,480	307,441
Total liabilities and stockholders' equity	1,205,385	361,714	409,858

The Fleet

Vessel	Dwt	Built	Employment	Estimated Expiry
Belgravia	170 500	2009	Spot Market
Battersea	170 500	2009	Index related TC August 2015
Golden Future	170 500	2010	Index related TC January 2015
Golden Zhejiang	170 500	2010	Spot Market
KSL China	179 100	2013	Spot Market
KSL Seattle	180 000	2014	Spot Market
KSL Singapore	180 000	2014	Spot Market
KSL Sapporo	180 000	2014	Spot Market
KSL Sydney	180 000	2014	Spot Market
KSL Santiago	180 000	2014	Spot Market
KSL Salvador	180 000	2014	Spot Market
KSL San Francisco	180 000	2014	Spot Market
KSL Santos	180 000	2014	Spot Market
Newbuildings	Dwt	Built*	Yard
Newbuilding TBN	180 000	2015	SWS
Newbuilding TBN	180 000	2015	SWS
Newbuilding TBN	180 000	2015	SWS
Newbuilding TBN	180 000	2015	SWS
Newbuilding TBN	180 000	2015	SWS
Newbuilding TBN	180 000	2016	SWS
Newbuilding TBN	210 000	2015	Bohai
Newbuilding TBN	210 000	2015	Bohai
Newbuilding TBN	180 000	2015	JMU
Newbuilding TBN	180 000	2015	JMU
Newbuilding TBN	180 000	2015	JMU
Newbuilding TBN	180 000	2015	JMU
Newbuilding TBN	180 000	2015	Daehan
Newbuilding TBN	180 000	2015	Daehan
*Estimated delivery

Current Dry FFA Market

Source: NOS, Nov 2014

Existing Capesize fleet by year built and order book

Dry Bulk – Existing fleet and order book

Existing fleet and order book per end October 2014 (mill dwt)

Bulk Carriers	Existing fleet	On Order	Del. YTD	Rest 2014	2015	2016	2017+	Share of fleet

Handysize
10-14,999 dwt	2.8	0.1	0.0	0.0	0.0	0.0	0.0	2.0%
15-19,999 dwt	4.9	0.1	0.1	0.0	0.1	0.0	0.0	2.8%
20-29,999 dwt	29.8	0.7	0.4	0.3	0.3	0.0	0.0	2.2%
30-39,999 dwt	50.4	13.4	3.7	1.2	7.7	3.3	1.1	26.6%
Total	87.9	14.3	4.3	1.5	8.2	3.4	1.1	16.2%

Handymax/Supramax
40-52,999 dwt	54.2	1.8	1.9	0.2	1.0	0.5	0.1	3.4%
53-64,999 dwt (bit > 1999)	106.0	36.0	7.2	2.1	18.1	13.0	2.7	33.9%
Total	160.2	37.8	9.1	2.3	19.1	13.5	2.9	23.6%
Total	248.2	52.1	13.4	3.8	27.3	16.9	4.0	21.0%

Panamax/Kamsarmax
65-84,999 dwt**	153.8	27.3	10.3	3.3	12.0	8.8	3.3	17.8%

Post-Panamax
85-119,999 dwt	50.5	2.1	2.3	0.3	1.2	0.6	0.0	4.2%

Capesize
120,000 dwt +	293.9	65.9	16.2	4.0	25.2	29.0	7.6	22.4%

Grand total	746.4	147.4	42.1	11.5	65.7	55.3	14.9	19.8%

No. of vessels	10,127	1,716	519.0	146	840	578	152	16.9%

** Includes 60,000 – 64,999 dwt built year 2000 and before	RS Platou Nov 2014